UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2010

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-31313 (Commission File Number)	88-0409160 (IRS Employer Identification No.)

47 East Chicago Avenue, Suite 332, Naperville, Illinois 60540

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 637-0315

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On September 29, 2010, the subsidiaries of Broadwind Energy, Inc. (the “Company”), which are (i) Tower Tech Systems Inc., (ii) Brad Foote Gear Works, Inc., (iii) Energy Maintenance Service, LLC, and (iv) Badger Transport, Inc. (each individually, a “Subsidiary” and collectively, the “Subsidiaries”), entered into individual Account Purchase Agreements (each, an “AP Agreement”) with Wells Fargo Business Credit, a division of Wells Fargo Bank, N.A. (“Wells Fargo”).  Under the AP Agreements, Wells Fargo will advance funds against certain receivables arising from the sales of the Subsidiaries’ products and services.  In connection with the entry into the AP Agreements, the Company and each of the Subsidiaries have executed guaranties (including cross-guaranties) in favor of Wells Fargo.  With respect to the Subsidiaries, the AP Agreements contain provisions providing for cross-defaults and cross-collateralization.  In addition, each Subsidiary has granted to Wells Fargo a security interest against all financed receivables and related collateral.  Prior to entering the AP Agreements, there was no material relationship between the Company, the Subsidiaries and Wells Fargo.

Under the terms of the AP Agreements, Wells Fargo will advance approximately 80% of the face value of eligible receivables to the Subsidiaries.  Wells Fargo will have full recourse to the Subsidiaries for collection of the financed receivables. The aggregate facility limit of the AP Agreements is $10,000,000.  For its services under the AP Agreements, the Subsidiaries have agreed to pay Wells Fargo (i) a floating discount fee of the then-prevailing Daily Three Month LIBOR Rate plus 3.75% per annum, (ii) an annual facility fee of 1% of the aggregate facility limit, and (iii) an annual unused line fee of 0.042% on the portion of the credit facility which is unused.  The initial term of the AP Agreements ends on September 29, 2013.  If an AP Agreement is terminated prior to this date, an early termination fee of up to 3% of the aggregate facility limit may apply.

The AP Agreements contain customary events of default, referred to as “events of termination,” that include, among other things, non-payment of indebtedness, violation of covenants, attachments, levies or executions on Subsidiary assets, insolvency, judgments, or inaccuracy of representations and warranties.  The occurrence of an event of termination could, among other things, result in the acceleration of the obligations under an AP Agreement.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

September 29, 2010	By:	/s/ Stephanie K. Kushner
Stephanie K. Kushner
Chief Financial Officer